HealthEquity Reports Third Quarter Ended October 31, 2022 Financial Results
Highlights of the third quarter include:
•Revenue of $216.1 million, an increase of 20% compared to $180.0 million in Q3 FY22.
•Net loss of $1.6 million, compared to $5.0 million in Q3 FY22, with non-GAAP net income of $32.4 million, an increase of 12% compared to $28.9 million in Q3 FY22.
•Net loss per diluted share of $0.02, compared to $0.06 in Q3 FY22, with non-GAAP net income per diluted share of $0.38, compared to $0.35 in Q3 FY22.
•Adjusted EBITDA of $73.4 million, an increase of 20% compared to $61.1 million in Q3 FY22.
•7.7 million HSAs, an increase of 23% compared to Q3 FY22.
•Total HSA Assets of $20.2 billion, an increase of 23% compared to Q3 FY22.
•14.5 million Total Accounts, including both HSAs and complementary CDB accounts, an increase of 9% compared to Q3 FY22.

Draper, Utah – December 6, 2022 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") custodian, today announced financial results for its third quarter ended October 31, 2022.
"This quarter, Team Purple delivered 13% new HSA sales growth, a 67% narrower GAAP net loss, and Adjusted EBITDA growth of 20% from one year ago," said Jon Kessler, President and CEO. "Today, HealthEquity is the largest HSA provider measured by both accounts and assets, and we intend to build on that momentum by delivering a strong fourth quarter."
Third quarter financial results
Revenue for the third quarter ended October 31, 2022 was $216.1 million, an increase of 20% compared to $180.0 million for the third quarter ended October 31, 2021. Revenue this quarter included: service revenue of $108.6 million, custodial revenue of $74.6 million, and interchange revenue of $32.9 million.
HealthEquity reported a net loss of $1.6 million, or $0.02 per diluted share, and non-GAAP net income of $32.4 million, or $0.38 per diluted share, for the third quarter ended October 31, 2022. The Company reported a net loss of $5.0 million, or $0.06 per diluted share, and non-GAAP net income of $28.9 million, or $0.35 per diluted share, for the third quarter ended October 31, 2021.
Adjusted EBITDA was $73.4 million for the third quarter ended October 31, 2022, an increase of 20% compared to the third quarter ended October 31, 2021. Adjusted EBITDA was 34% of revenue for each of the third quarters ended October 31, 2022 and 2021.
Account and asset metrics
HealthEquity reported sales of 170,000 new HSAs in the third quarter ended October 31, 2022, compared to 151,000 in the third quarter ended October 31, 2021. HSAs as of October 31, 2022 were 7.7 million, an increase of 23% year over year, including 529,000 HSAs with investments, an increase of 23% year over year. Total Accounts as of October 31, 2022 were 14.5 million, including 6.8 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of October 31, 2022 were $20.2 billion, an increase of 23% year over year. Total HSA Assets included $13.1 billion of HSA cash and $7.1 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.8 billion as of October 31, 2022.
Business outlook
For the fiscal year ending January 31, 2023, management expects revenue of $850 million to $860 million. Its outlook for net loss is between $34 million and $27 million, resulting in net loss of $0.40 to $0.32 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $106 million and $114 million, resulting in non-GAAP net income per diluted share of $1.26 to $1.35 (based on an estimated 84 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $261 million to $271 million.
For the fiscal year ending January 31, 2024, management expects revenue of approximately $950 million to $970 million and Adjusted EBITDA of approximately 33-34% of revenue. These amounts assume an average annualized yield on HSA cash of approximately 2.25%.

See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release (other than with respect to our Adjusted EBITDA outlook for the fiscal year ending January 31, 2024) to the most comparable GAAP financial measures is included with the financial tables at the end of this release. A reconciliation of our Adjusted EBITDA outlook for the fiscal year ending January 31, 2024 to net income (loss), its most directly comparable GAAP measure, is not included, because our net income (loss) outlook for this future period is not available without unreasonable efforts as we are unable to predict the ultimate outcome of certain significant items excluded from this non-GAAP measure (such as depreciation and amortization, stock-based compensation expense, and income tax provision (benefit)).
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, December 6, 2022 to discuss the fiscal third quarter 2023 financial results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity, Inc. call." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 14 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,”

“expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of societal and economic changes arising out of the COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of recent and future acquisitions with our business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	October 31, 2022	January 31, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$210,197	$225,414
Accounts receivable, net of allowance for doubtful accounts of $6,045 and $6,228 as of October 31, 2022 and January 31, 2022, respectively	87,716	87,428
Other current assets	34,247	38,495
Total current assets	332,160	351,337
Property and equipment, net	15,620	23,372
Operating lease right-of-use assets	58,536	63,613
Intangible assets, net	964,531	973,137
Goodwill	1,645,759	1,645,836
Other assets	48,151	49,807
Total assets	$3,064,757	$3,107,102
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$15,842	$27,541
Accrued compensation	35,140	47,136
Accrued liabilities	33,367	57,589
Current portion of long-term debt	15,313	8,750
Operating lease liabilities	10,713	12,171
Total current liabilities	110,375	153,187
Long-term liabilities
Long-term debt, net	911,406	922,077
Operating lease liabilities, non-current	60,819	65,232
Other long-term liabilities	9,758	14,185
Deferred tax liability	89,281	99,846
Total long-term liabilities	1,071,264	1,101,340
Total liabilities	1,181,639	1,254,527
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of October 31, 2022 and January 31, 2022, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 84,636 and 83,780 shares issued and outstanding as of October 31, 2022 and January 31, 2022, respectively	8	8
Additional paid-in capital	1,732,985	1,676,508
Accumulated earnings	150,125	176,059
Total stockholders’ equity	1,883,118	1,852,575
Total liabilities and stockholders’ equity	$3,064,757	$3,107,102

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive loss (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue
Service revenue	$108,580	$102,733	$315,962	$314,449
Custodial revenue	74,642	49,006	199,606	144,760
Interchange revenue	32,864	28,215	112,339	94,050
Total revenue	216,086	179,954	627,907	553,259
Cost of revenue
Service costs	76,493	66,217	232,281	204,183
Custodial costs	6,812	5,734	20,543	15,567
Interchange costs	5,923	4,683	19,240	15,102
Total cost of revenue	89,228	76,634	272,064	234,852
Gross profit	126,858	103,320	355,843	318,407
Operating expenses
Sales and marketing	17,245	12,726	49,648	42,288
Technology and development	48,890	38,070	140,653	111,437
General and administrative	25,131	20,004	74,795	63,503
Amortization of acquired intangible assets	23,541	19,642	71,420	59,745
Merger integration	6,509	13,244	23,486	38,422
Total operating expenses	121,316	103,686	360,002	315,395
Income (loss) from operations	5,542	(366)	(4,159)	3,012
Other expense
Interest expense	(12,165)	(11,881)	(34,119)	(25,824)
Other income (expense), net	443	3,122	174	(164)
Total other expense	(11,722)	(8,759)	(33,945)	(25,988)
Loss before income taxes	(6,180)	(9,125)	(38,104)	(22,976)
Income tax benefit	(4,539)	(4,087)	(12,170)	(11,505)
Net loss and comprehensive loss	$(1,641)	$(5,038)	$(25,934)	$(11,471)
Net loss per share:
Basic	$(0.02)	$(0.06)	$(0.31)	$(0.14)
Diluted	$(0.02)	$(0.06)	$(0.31)	$(0.14)
Weighted-average number of shares used in computing net loss per share:
Basic	84,572	83,551	84,349	82,939
Diluted	84,572	83,551	84,349	82,939

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Nine months ended October 31,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(25,934)	$(11,471)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	120,726	98,364
Stock-based compensation	50,310	41,700
Amortization of debt discount and issuance costs	2,454	3,616
Loss on extinguishment of debt	—	4,044
Change in fair value of contingent consideration	—	(2,147)
Other non-cash items	269	(750)
Deferred taxes	(10,565)	(8,765)
Changes in operating assets and liabilities:
Accounts receivable, net	(451)	(10,090)
Other assets	6,809	19,888
Operating lease right-of-use assets	6,169	8,944
Accrued compensation	(11,630)	(18,098)
Accounts payable, accrued liabilities, and other current liabilities	(33,170)	(34,023)
Operating lease liabilities, non-current	(5,401)	(6,808)
Other long-term liabilities	(4,427)	6,034
Net cash provided by operating activities	95,159	90,438
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(35,306)	(49,033)
Purchases of property and equipment	(2,971)	(7,284)
Acquisition of intangible member assets	(70,574)	(64,463)
Acquisitions, net of cash acquired	—	(49,533)
Proceeds from sale of equity securities	—	2,367
Net cash used in investing activities	(108,851)	(167,946)
Cash flows from financing activities:
Principal payments on long-term debt	(6,562)	(1,003,125)
Settlement of client-held funds obligation, net	(1,579)	(1,565)
Proceeds from exercise of common stock options	6,616	7,728
Proceeds from issuance of long-term debt	—	950,000
Payment of debt issuance costs	—	(11,846)
Proceeds from follow-on equity offering, net of payments for offering costs	—	456,642
Net cash provided by (used in) financing activities	(1,525)	397,834
Increase (decrease) in cash and cash equivalents	(15,217)	320,326
Beginning cash and cash equivalents	225,414	328,803
Ending cash and cash equivalents	$210,197	$649,129

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Nine months ended October 31,
(in thousands)	2022	2021
Supplemental cash flow data:
Interest expense paid in cash	$36,268	$13,685
Income tax payments (refunds), net	775	(5,926)
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	4,099	3,708
Purchases of property and equipment included in accounts payable or accrued liabilities	297	479
Purchases of intangible member assets included in accounts payable or accrued liabilities	—	2,281
Contingent consideration recognized at acquisition	—	8,147
Exercise of common stock options receivable	21	1
Decrease in goodwill due to measurement period adjustments, net	77	19
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive loss is as follows:

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$3,662	$3,076	$10,667	$8,547
Sales and marketing	2,569	829	7,136	5,677
Technology and development	4,045	3,458	10,388	10,164
General and administrative	7,894	5,921	22,119	17,312
Other expense, net (1)	—	—	—	342
Total stock-based compensation expense	$18,170	$13,284	$50,310	$42,042
(1)Equity-based awards exchanged for cash in connection with the Luum acquisition.
Total Accounts (unaudited)

(in thousands, except percentages)	October 31, 2022	October 31, 2021	% Change	January 31, 2022
HSAs	7,650	6,241	23%	7,207
New HSAs from sales - Quarter-to-date	170	151	13%	472
New HSAs from sales - Year-to-date	526	446	18%	918
New HSAs from acquisitions - Year-to-date	90	160	(44)%	740
HSAs with investments	529	431	23%	455
CDBs	6,849	7,085	(3)%	7,192
Total Accounts	14,499	13,326	9%	14,399
Average Total Accounts - Quarter-to-date	14,523	13,247	10%	14,326
Average Total Accounts - Year-to-date	14,482	13,158	10%	13,450

HSA Assets (unaudited)

(in millions, except percentages)	October 31, 2022	October 31, 2021	% Change	January 31, 2022
HSA cash	$13,096	$10,469	25%	$12,943
HSA investments	7,108	5,959	19%	6,675
Total HSA Assets	20,204	16,428	23%	19,618
Average daily HSA cash - Year-to-date	12,941	10,066	29%	10,579
Average daily HSA cash - Quarter-to-date	12,973	10,182	27%	12,118
Client-held funds (unaudited)

(in millions, except percentages)	October 31, 2022	October 31, 2021	% Change	January 31, 2022
Client-held funds	$759	$811	(6)%	$897
Average daily Client-held funds - Year-to-date	832	849	(2)%	842
Average daily Client-held funds - Quarter-to-date	794	796	—%	822
Reconciliation of net loss to Adjusted EBITDA (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2022	2021	2022	2021
Net loss	$(1,641)	$(5,038)	$(25,934)	$(11,471)
Interest income	(443)	(478)	(584)	(1,419)
Interest expense	12,165	11,881	34,119	25,824
Income tax benefit	(4,539)	(4,087)	(12,170)	(11,505)
Depreciation and amortization	16,959	13,904	49,306	38,619
Amortization of acquired intangible assets	23,541	19,642	71,420	59,745
Stock-based compensation expense	18,170	13,284	50,310	41,700
Merger integration expenses	6,509	13,244	23,486	38,422
Acquisition costs (gains) (1)	—	(2,687)	53	4,917
Gain on equity securities	—	—	—	(1,677)
Amortization of incremental costs to obtain a contract	1,114	843	3,256	3,468
Costs associated with unused office space	1,181	—	3,788	—
Other	345	579	1,690	(1,047)
Adjusted EBITDA	$73,361	$61,087	$198,740	$185,576
(1)For the nine months ended October 31, 2021, acquisition costs included $0.3 million of stock-based compensation expense.

Reconciliation of net loss outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2023
Net loss	$(34) - (27)
Interest income	(1)
Interest expense	48
Income tax benefit	(15) - (12)
Depreciation and amortization	66
Amortization of acquired intangible assets	94
Stock-based compensation expense	65
Merger integration expenses	27
Amortization of incremental costs to obtain a contract	4
Costs associated with unused office space	5
Other expense	2
Adjusted EBITDA	$261 - 271

Reconciliation of net loss to non-GAAP net income (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2022	2021	2022	2021
Net loss	$(1,641)	$(5,038)	$(25,934)	$(11,471)
Income tax benefit	(4,539)	(4,087)	(12,170)	(11,505)
Loss before income taxes - GAAP	(6,180)	(9,125)	(38,104)	(22,976)
Non-GAAP adjustments:
Amortization of acquired intangible assets	23,541	19,642	71,420	59,745
Stock-based compensation expense	18,170	13,284	50,310	41,700
Merger integration expenses	6,509	13,244	23,486	38,422
Acquisition costs (gains)	—	(2,687)	53	4,917
Gain on equity securities	—	—	—	(1,677)
Costs associated with unused office space	1,181	—	3,788	—
Loss on extinguishment of debt	—	4,192	—	4,192
Total adjustments to loss before income taxes - GAAP	49,401	47,675	149,057	147,299
Income before income taxes - Non-GAAP	43,221	38,550	110,953	124,323
Income tax provision - Non-GAAP (1)	10,805	9,638	27,738	31,081
Non-GAAP net income	32,416	28,912	83,215	93,242

Diluted weighted-average shares	84,572	83,551	84,349	82,939
Non-GAAP net income per diluted share	$0.38	$0.35	$0.99	$1.12
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net loss outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2023
Net loss	$(34) - (27)
Income tax benefit	(15) - (12)
Loss before income taxes - GAAP	(49) - (39)
Non-GAAP adjustments:
Amortization of acquired intangible assets	94
Stock-based compensation expense	65
Merger integration expenses	27
Costs associated with unused office space	5
Total adjustments to loss before income taxes - GAAP	191
Income before income taxes - Non-GAAP	142 - 152
Income tax provision - Non-GAAP (1)	36 - 38
Non-GAAP net income	$106 - 114

Diluted weighted-average shares	84
Non-GAAP net income per diluted share (2)	$1.26 - 1.35
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.